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                                                                    EXHIBIT 23.9

To the Board of Directors of
  Camden Wire Company, Inc.:

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 31, 1997 on our audits of the financial statements of Camden Wire Company, Inc. We also consent to the reference to our Firm as experts under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.


Syracuse, New York
November 12, 1997